Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1995
Distribution Date of April 17, 1995

Original Pool Amount                   $215,029,773.64

Beginning Pool Balance                 $171,407,615.31
Beginning Pool Factor                        0.7971343

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $5,413,947.18
  Interest Collected                     $1,324,014.40

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $125,718.00
Total Additional Deposits                  $125,718.00

Repos/Chargeoffs                            $47,892.56
Aggregate Number of Notes Charged Off               16

Total Available Funds                    $6,810,416.52

Ending Pool Balance                    $165,999,038.63
Ending Pool Factor                           0.7719816

Servicing Fee                              $142,839.68

Repayment of Servicer Advances              $53,263.06

Reserve Account:
  Beginning Balance                     $11,197,104.83
  Target Percentage                              6.50%
  Target Balance                        $10,789,937.51
  Minimum Balance                        $4,300,595.47
  (Release)/Deposit                       $(407,167.32)
  Ending Balance                        $10,789,937.51

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                              739,931.34        647
    31-60 days                              105,752.08        102
    60+ days                                 35,985.96         25

    Total                                   881,669.38        649

  Balances:
    60+ days                                697,344.14         25

Memo Item - Reserve Account

  Prior Month                           $11,141,495.00
  + Invest. Income                           55,609.83
  - Withdrawal                                   (0.00)
    Beginning Balance                   $11,197,104.83

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1995

                                               TOTAL               NOTES          CERTIFICATES
Original
 Pool Amount Dist.:                       $215,029,773.64    $207,503,000.00      $7,526,773.64
 Distribution Percentage                                              96.50%              3.50%
 Coupon                                                               6.400%             6.625%

Beginning Pool Balance                    $171,407,615.31
Ending Pool Balance                       $165,999,038.63

Collected Principal                         $5,486,402.12
Collected Interest                          $1,324,014.40
Charge-Offs                                    $47,892.56
Servicing                                     $142,839.68
Cash Transfer from Reserve Account                  $0.00

  Total Collections Available
    for Debt Service                        $6,667,576.84

Beginning Balance                         $171,129,608.42    $165,139,340.56      $5,990,267.86

Interest Due                                  $913,814.42        $880,743.15         $33,071.27
Interest Paid                                 $913,814.42        $880,743.15         $33,071.27
Principal Due                               $5,534,294.68      $5,340,594.37        $193,700.31
Principal Paid                              $5,534,294.68      $5,340,594.37        $193,700.31

Ending Balance                            $165,595,313.73    $159,798,746.19      $5,796,567.54
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7701033054       0.7701264607

Total Distributions                         $6,448,109.10      $6,221,337.52        $226,771.58

Interest Shortfall                                  $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00

Excess Servicing                              $219,467.74

Beginning Reserve Account Balance          $11,197,104.83
(Release)/Draw                               $(407,167.32)
Ending Reserve Account Balance             $10,789,937.51

Memo Item - Advances:
 Servicer Advances - Current Month            $(53,263.06)
 Total Outstanding Servicer Advances        $1,386,061.50

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of March 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Nov 1994          Dec 1994          Jan 1995          Feb 1995          Mar 1995
Beg. Pool Balance        $192,785,338.12   $188,248,178.91   $181,848,004.17   $176,963,307.51   $171,407,615.31

A) Loss Trigger:
Principal of Contracts
  Charged off                    $444.84        $32,460.45       $119,312.68       $421,343.14        $47,892.56
Recoveries                    $34,008.99       $115,127.07        $37,276.16        $36,794.47       $125,718.00


Total Charged off
  (Months 5,4,3)             $152,217.97
Total Recoveries
  (Months 3,2,1)              199,788.63
Net Loss/(Recoveries)
  for 3 Mos.                 $(47,570.66)(a)

Total Balance
  (Months 5,4,3)         $562,881,521.20(b)

Loss Ratio [(a/b)(12)]         (0.1014)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $469,386.78       $655,612.71       $697,344.14
  As % of Beginning
    Pool Balance                                                    0.25812%          0.37048%          0.40683%
  Three Month Average                                               0.20610%          0.28849%          0.34514%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer